EXHIBIT INDEX
-------------

1.   Amendment No. 2 to Restated Agreement and Declaration of
     Trust

2.   Bylaws, as amended

3.   Underwriting Agreement with Midwest Group Financial
     Services, Inc.

4.   Custody Agreement with The Fifth Third Bank

5. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with MGF Service Corp.

6.   Accounting and Pricing Services Agreement with MGF Service
     Corp.

7.   Administration Agreement between Midwest Group Financial
     Services, Inc. and MGF Service Corp.

8.   Consent of Public Accountants

9.   Plans of Distribution Pursuant to Rule 12b-1

10.  Financial Data Schedule for Tax-Free Money Fund

11.  Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class A

12.  Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class C

13.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     Class A

14.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     Class C

15.  Financial Data Schedule for Ohio Tax-Free Money Fund

16.  Financial Data Schedule for California Tax-Free Money
     Fund

17.  Financial Data Schedule for Royal Palm Florida Tax-Free
     Money Fund Retail Shares

18.  Financial Data Schedule for Royal Palm Florida Tax-Free
     Money Fund Institutional Shares

19.  Amended Rule 18f-3 Plan